Exhibit 99.1

Cypherpunk Accelerates Zcash Accumulation;
Increases Treasury Holdings to 290,062.67 ZEC

Cambridge, Mass., December 30, 2025 – Cypherpunk Technologies Inc. (Nasdaq: CYPH) (“Cypherpunk”), the privacy-focused technology company, today announced a significant expansion of its corporate treasury. The company has acquired an additional 56,418.09 ZEC for approximately $29 million at an average price of $514.02 per ZEC.

This latest acquisition follows a series of strategic purchases over the preceding months. With this transaction, Cypherpunk’s total Zcash holdings now stand at 290,062.67 ZEC, representing an estimated 1.76% of the total circulating network supply. The company’s total ZEC position was acquired at a cumulative average price of $334.41 per ZEC.

"We continue to execute on our goal of accumulating 5% of the Zcash network.” said Will McEvoy, CIO of Cypherpunk. “As our Zcash position grows, we are well positioned for a market that is repricing the societal importance of privacy. We are excited to continue executing on our Zcash strategy while expanding our work across a broader set of privacy-preserving technologies and initiatives.”

About Cypherpunk

Cypherpunk Technologies Inc. is a privacy technology company implementing a digital asset treasury strategy anchored by Zcash and, through its subsidiary Leap Therapeutics, Inc., is developing novel therapies for patients with cancer. The Company is aiming to build long-term shareholder value by acquiring ZEC, participating in the development of Zcash, and continuing the development of sirexatamab and FL-501 to treat patients with cancer. For more information about the Company, visit our websites at http://www.cypherpunk.com and http://www.leaptx.com or view our public filings with the SEC that are available via EDGAR at http://www.sec.gov or via https://investors.leaptx.com/.

About Winklevoss Capital

Winklevoss Capital is an investment firm founded in 2012 by Cameron and Tyler Winklevoss that invests in frontier technologies.

Channels for Disclosure of Information

Going forward, we intend to announce material information to the public through filings with the Securities and Exchange Commission (SEC), the investor relations page on our website, press releases, public conference calls, public webcasts, our X account (@cypherpunk), and our LinkedIn page. The information disclosed in the foregoing channels could be deemed to be material information. As such, we encourage investors, the media, and others to follow the channels listed above and to review the information disclosed through such channels. Any updates to the list of disclosure channels through which we will announce information will be posted on the investor relations page on our website.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by the use of words such as "anticipate," "expect," "plan," "could," "may," "will," "believe," "estimate," "forecast," "goal," "project," and other words of similar meaning. Forward-looking statements address various matters including statements relating to ZEC or digital assets held or to be held by the Company, the expected future market, price and liquidity of ZEC or other digital assets the Company acquires, the macro and political conditions surrounding Zcash or digital assets, the Company’s plan for value creation and strategic advantages, market size and growth opportunities, regulatory conditions, competitive position and the interest of other corporations in similar business strategies, technological and market trends, and future financial condition and performance. Risks and uncertainties of the digital asset treasury strategy include, among others: (a) the risk that the Company will fail to realize the anticipated benefits of the digital asset treasury strategy; (b) changes in business, market, financial, political and regulatory conditions; (c) risks relating to the Company’s operations and business, including the highly volatile nature of the price of cryptocurrencies, including ZEC; (d) the risk that the price of the Company’s Common Stock may be highly correlated to the price of ZEC or other digital assets that it holds; (e) risks related to increased competition in the industries in which the Company does and will operate; (f) risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; and (g) risks relating to the treatment of crypto assets for U.S. and foreign tax purposes. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements. The Company may not actually achieve the forecasts disclosed in such forward-looking statements, and you should not place undue reliance on such forward-looking statements. Such forward-looking statements are subject to a number of material risks and uncertainties including but not limited to those set forth under the caption "Risk Factors" in the Company’s most recent Annual Report on Form 10-K filed with the SEC, or as may be included in other reports or information we file with the SEC, as well as discussions of potential risks, uncertainties, and other important factors in its subsequent filings with the SEC. Any forward-looking statement speaks only as of the date on which it was made. Neither the Company, nor any of its affiliates, advisors or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

CONTACT:

Douglas E. Onsi

President & Chief Executive Officer

Cypherpunk Technologies Inc.

617-714-0360

ir@cypherpunk.com

For Investors:

Matthew DeYoung

Investor Relations

Argot Partners

212-600-1902

leap@argotpartners.com

For Media:

Jacqueline Ortiz Ramsay
It Factor Strategies

954-294-3249

jacqueline@itfactorstrategies.com

###